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                                                                   EXHIBIT 10.28

                           NON-COMPETITION AGREEMENT
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     This Non-Competition Agreement is made as of the 22nd day of January, 1996 by Michael J. Quinn [include address] ("Mr. Quinn") for the benefit of Suburban Ostomy Supply Co., Inc. ("Suburban") and St. Louis Ostomy Distributors, Inc. (the "Company").

                                   RECITALS
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     Pursuant to a certain Purchase Agreement of even date (the "Purchase
Agreement") Suburban, acting through a wholly-owned subsidiary, is acquiring all of the outstanding capital stock of the Company. Mr. Quinn is the President of the Company and the owner of all of the capital stock of the Company. Mr. Quinn is executing this Non-Competition Agreement as an inducement to Suburban to enter into and perform under the Purchase Agreement.

                                  WITNESSETH:
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     NOW, THEREFORE, in consideration of the execution by  Suburban of the
Purchase Agreement and its performance thereunder, and the acquisition by Suburban, acting through its wholly owned subsidiary, of all of the shares of capital stock of the Company in accordance with the terms of the Purchase Agreement, Mr. Quinn hereby agrees as follows:

     1.   Non-Competition.  Mr. Quinn  hereby agrees to abide by the following
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non-competition covenants:

          (a) For a period of five (5) years after the date hereof Mr. Quinn shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, (i) engage in any business activity which is in competition with the products or services which are being developed, manufactured, marketed, provided or sold by Suburban or the Company as of the date hereof, (ii) request or cause any customer of the Company to cancel or terminate any business relationship with the Company, or (iii) solicit or otherwise cause any employee of the Company to terminate such employee's relationship with the Company. Notwithstanding the foregoing, nothing herein shall be construed so as to prohibit Mr. Quinn from engaging in the business of selling health care products through retail stores directly to individuals for their personal use, and not for resale or distribution.

          (b) The geographic scope of the restrictive covenants set forth in this Section 1 shall be the entire United States.

     2.   Non-Disclosure.
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          (a)  Mr. Quinn will not at any time, whether during or after the termination of cessation of his employment or engagement by the Company, reveal to any person, association or company any of the trade secrets of confidential information concerning the organization, business or finances of the Company so far as they have come or may come to his knowledge,
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except as may be required in the ordinary course of performing his duties as an employee or consultant of the Company or except as may be in the public domain through no fault of Mr. Quinn, and Mr. Quinn shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.

          (b) Notwithstanding the foregoing, Mr. Quinn shall be entitled to disclose trade secrets and confidential information of the Company to the extent compelled to do so in response to judicial process or summons, or as otherwise required by law. In such event, Mr. Quinn shall give the Company prompt notice of the receipt of any judicial process or summons, and will cooperate with the Company to obtain a protective order with respect to the trade secrets or confidential information of the Company. If such an order cannot be obtained, Mr. Quinn will disclose only such information as he is advised by written opinion of his counsel that must be disclosed.

     3.   Right to Injunction.  Mr. Quinn acknowledges and agrees that
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irreparable and immediate damage will result to the Company if he fails to, refuses to or neglects to perform his agreements and obligations hereunder. In the event of such a failure, refusal or neglect by Mr. Quinn, Suburban and the Company shall be entitled to injunctive relief or any other legal or equitable remedies including the recovery, by appropriate action, of the amount of the actual damage caused the Company by any such failure, refusal or neglect by Mr. Quinn. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     4.   No Guarantee of Employment or Engagement.  Nothing herein shall be
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deemed to constitute an agreement on the part of Suburban or the Company to employ or engage Mr. Quinn for any stated term or to limit the Company's right to terminate the employment or engagement of Mr. Quinn at any time, with or without notice and with or without cause.

     5.   Miscellaneous.
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          (a)  Amendments.  Mr. Quinn acknowledges that the execution and
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delivery of this Agreement is a condition to the closing of the transaction set forth in the Purchase Agreement. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by Mr. Quinn, the Company and Suburban.

          (b)  Successors in Interest.  All provisions of this Agreement shall
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survive the termination or cessation of Mr. Quinn's employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by the Company, Suburban and their respective successors and assigns.

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          (c)  Entire Agreement.  This Agreement contains the entire
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understanding of the parties with respect to the matters contained herein.

          (d)  Waiver.  The waiver by Suburban or the Company of a breach of
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this Agreement by Mr. Quinn shall not operate or be construed as a waiver of any subsequent breach by Mr. Quinn.

          (e)  Severability.  If any provision of this Agreement shall
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contravene any law of any particular state where Mr. Quinn shall perform services for the Company, then this Agreement shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

          (f)  Governing Law.  This Agreement shall be governed by the laws of
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the State of Missouri applicable to agreements made and to be performed entirely in such State.

    IN WITNESS WHEREOF, Mr. Quinn has caused this Non-Competition Agreement to be executed as of the date first above written.



                                              /s/ Michael J. Quinn
                                              __________________________
                                              Michael J. Quinn

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